Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos.333-45402, 333-150369, and 333-182777) of Stanley Furniture Company, Inc. of our report dated February 11, 2014, except for Notes 2, 7 and the effect of discontinued operations as described in Note 9, for which the date is February 25, 2015, relating to the financial statements and financial statement schedule, which appears in this Form 10-K.

/s/PricewaterhouseCoopers LLP

Greensboro, North Carolina

February 25, 2015